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                                                                   Exhibit 10.53

                                December 23, 2002

The Honorable Julianne M. Bowler
Commissioner of Insurance
Massachusetts Division of Insurance
One South Station, 5th Floor
Boston, MA 02110-2208

        Re: Allmerica Financial Corporation ("AFC"); Allmerica Financial Life Insurance and Annuity Company ("AFLIAC"); First Allmerica Financial Life Insurance Company ("FAFLIC")

Dear Commissioner Bowler:

I write to supplement the November 21, 2002 petition concerning the redomestication of AFLIAC from Delaware to Massachusetts and the corporate reorganization of AFLIAC and FAFLIC (hereinafter referred to as the "Reorganization").

Following the Reorganization, AFLIAC will be the immediate parent to FAFLIC and a direct subsidiary of AFC. In view of this change in corporate structure, AFC agrees to maintain AFLIAC's RBC ratio at a minimum of 100%. This commitment will continue until it is terminated by agreement of the Commissioner of Insurance. Both AFLIAC and FAFLIC have ceased writing new business and will not write new business in the future.

In consideration of this commitment, it is agreed and understood that the commitment concerning FAFLIC's capital set forth in the letter of March 4, 1999 from John F. Kelly to Robert Dynan as amended in the letter between you and John
F. O'Brien of October 24, 2002 will be terminated.

The commitment concerning AFLIAC's capital set forth in this letter will take effect and the commitment concerning FAFLIC's capital will be terminated only when and if the Reorganization is complete. AFC, AFLIAC and FAFLIC will advise you when that occurs.

A copy of the AFC Board Vote of December 17, 2002 pertaining to this matter is enclosed for your records. Should any additional information be required, please do not hesitate to contact me.

                                        Sincerely yours,
                                        /s/ Mark C. McGivney
                                        Mark C. McGivney
                                        Vice President & Treasurer
                                        Allmerica Financial Corporation